Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355, 333-190377, and 333-225590) and on Form S-3 (Nos. 333-44101, 333-82077, 333-83250, 333-46986, 333-103561, 333-145947, 333-195789, and 333-220331) of Hasbro, Inc. of our report dated November 4, 2019 relating to the financial statements of Entertainment One Ltd., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
London, United Kingdom
November 4, 2019